QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of EXCO Resources, Inc. of our reports dated March 18, 2004 relating to the financial statements of EXCO Resources, Inc. (Predecessor Company) and EXCO Resources, Inc. (Successor Company), which appear in such Registration Statement. We also consent to the references to us under the heading "Independent Auditors" in such Registration Statement.

  /s/ PricewaterhouseCoopers LLP

  Dallas, Texas
  March 24, 2004

QuickLinks

  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS